Exhibit 10.15

CONFIDENTIAL TREATMENT REQUESTED.

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN

REQUESTED IS OMITTED AND MARKED WITH “[*******]” OR OTHERWISE

CLEARLY INDICATED. AN UNREDACTED VERSION OF THIS DOCUMENT HAS

ALSO BEEN PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION.

SERVICE PROVIDER:	• PROGENITOR CELL THERAPY, LLC
SERVICE PROVIDER CONTACT:	• Robert A. Preti, Ph. D.
CORONADO CONTACT:	• Elizabeth Moore, SVP Regulatory Affairs
EFFECTIVE DATE:	• As of April 1, 2010

MASTER CONTRACT SERVICES AGREEMENT

THIS MASTER CONTRACT SERVICES AGREEMENT (the “Master Contract Services Agreement”) is made as of the Effective Date set forth above by and between Coronado Biosciences, Inc , a Delaware company with an office at 1700 Seventh Avenue, Seattle, WA 98101 (“CORONADO”) and Progenitor Cell Therapy, LLC, a Delaware limited liability company, with a principal office at 4 Pearl Court, Suite C, Allendale, NJ 07401 (the “Service Provider”) (the Master Contract Services Agreement, together with any Statement(s) of Work (as defined below), all Appendixes attached hereto, is collectively referred to as the “Agreement”). Terms not otherwise defined will have the meaning set forth for such term in Appendix B attached hereto, made a part hereof and incorporated herein by reference.

1. Agreement Structure. From time to time, CORONADO may want the Service Provider to provide certain consulting, preclinical, laboratory and/or clinical research-related services, product/process development services, manufacturing services and other services as mutually agreed by the parties, in writing (collectively, the “Services”). This Agreement contains general terms and conditions under which CORONADO would engage the Service Provider and under which the Service Provider would provide Services. CORONADO and the Service Provider must complete and execute a work order, project order or statement of work (“Statement of Work”) before any Services are provided. Each Statement of Work will include, at a minimum, the information relating to the specific Services outlined in the sample Statement of Work attached as Appendix A. However, neither CORONADO nor the Service Provider is obligated to execute any Statement of Work. Once executed, a Statement of Work becomes part of this Agreement, although the terms in a Statement of Work will govern only Services described in that Statement of Work.

2.	About the Services.

2.1	Provision of Services. The Service Provider agrees to provide all Services identified in any Statement of Work: (a) in the manner and time provided in such Statement of Work and (b) in accordance with the current state of the FDA’s current GMPs when applicable to do so. Subject to the next succeeding sentences; Service Provider will also comply, in all material respects, with Applicable Laws concerning current GMPs in effect as of the Effective Date appropriate to the Services. Should such Applicable Laws be changed, Service Provider will make all commercially reasonable efforts to satisfy the new requirements. However, in the event that compliance with such new Applicable Laws necessitates a change in the Services, Service Provider will submit a proposed Statement of Work to CORONADO reflecting revised technical and cost proposals for CORONADO’s acceptance prior to making any changes in the Services. In the event of a conflict in Applicable Laws, CORONADO will designate, in writing, which regulations shall be followed by Service Provider in its performance of the Services. For each Statement of Work, Service Provider will designate a “Project Leader” who will be available for frequent communications with CORONADO regarding the Services provided under that Statement of Work. CORONADO will designate a “Representative” who will be the point of contact for the Project Leader. In the event either party fails to designate a Project Leader or Representative in the applicable Statement of Work, the Service Provider Contact shall be the Project Leader and the CORONADO Contact shall be the Representative.

2.2	Intentionally Omitted.

2.3	Audits. Upon [*******] day written notice by CORONADO to Service Provider, Service Provider will allow CORONADO employees and representatives, and representatives of regulatory agencies, during normal business hours, to conduct a GMP compliance audit at Service Provider’s facilities used to render the Services under the applicable Statement of Work [*******] during each [*******] month period (with the initial [*******] month period commencing with the Effective Date), which audit will be at [*******] cost and expense. In addition, at [*******] cost and expense, as reasonably requested by either party, the Project Leader and Representative and their designees shall participate in meetings at Service Provider’s facilities as reasonably determined by Service Provider or elsewhere as the parties mutually agree to review performance of the Services and to coordinate such Services as necessary.

2.4	Data Verification and Reports. As provided in the applicable Statement of Work, a copy of all raw data, databases and analytical reports of the data will be provided to CORONADO in Service Provider’s standard format. Service Provider will verify the accuracy of the data contained in all databases and/or reports provided by it against the raw data and will attach a signed statement attesting to such verification to each database and/or report provided to CORONADO.

2.5	Standard Operating Procedures. As required by any Statement of Work, Service Provider will supply copies to CORONADO of all standard operating procedures of Service Provider relevant to the Services under a Statement of Work, all at CORONADO’s sole cost and expense.

2.6	Regulatory Contacts. CORONADO will be solely responsible for all contacts and communications with any regulatory authorities with respect to matters relating to any of the Services. Unless required by applicable law, Service Provider will have no contact or communication with any regulatory authority regarding any Services without the prior written consent of CORONADO, which consent will not be unreasonably withheld. Each party will notify the other promptly after such party receives any contact or communication from any regulatory authority relating in to the Services and will provide the notified party with copies of any such communication. Each party will consult with the other party regarding the response to any inquiry or observation from any regulatory authority relating to the Services.

3.	Representations by Service Provider. The Service Provider makes the following representations, warranties and covenants:

3.1	Organization of Service Provider. Service Provider is and will remain a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

3.2	Enforceability of this Agreement. The execution and delivery of this Agreement has been authorized by all requisite company action. This Agreement is and will remain a valid and binding obligation of Service Provider, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

3.3	Absence of Other Contractual Restrictions. Service Provider is under no contractual or other obligation or restriction that is inconsistent with Service Provider’s execution or performance of this Agreement.

3.4	Qualifications of Service Provider Personnel. Service Provider has, and will engage, employees, subcontractors and/or consultants (“Service Provider Personnel”) with the proper skill, training and experience to provide the Services. Service Provider will be solely responsible for paying Service Provider Personnel and providing any employee or other benefits that they are owed.

3.5	Legal Compliance. Service Provider will comply, in all material respects, with all federal and state laws, regulations and orders applicable to its operations. If specified in a Statement of Work, Services will be rendered in accordance with applicable Good Laboratory Practices (GLP) and/or Good Clinical Practices (GCP).

3.6	Conflicts with Rights of Third Parties. Without conducting any due diligence, to Service Provider’s knowledge, the conduct and provision of the Services will not violate any patent, trade secret or other proprietary or intellectual property right of any third party.

3.7	Absence of Debarment. Neither Service Provider nor any Service Provider Personnel performing Services under this Agreement (i) has been debarred, and (ii) to the best of Service Provider’s knowledge, is under consideration to be debarred, by the FDA from working in or providing services to any pharmaceutical or biotechnology company under the Generic Drug Enforcement Act of 1992.

4.	Compensation. See Appendix C. Appendix C is attached hereto, made a part hereof and incorporated herein by reference.

5.	Proprietary Rights.

5.1	Materials. All Confidential Information (as defined in Section 6.1 as set forth in Appendix C) and biological, chemical or other materials controlled by CORONADO and furnished to Service Provider (collectively, the “Materials”) and all associated intellectual property rights will remain the exclusive property of CORONADO. Service Provider will use the Materials as reasonably necessary, as determined by Service Provider, to perform the Services. Service Provider agrees that it shall not use or evaluate such Materials or any portions thereof for any purpose other than in accordance with this Agreement and any Statement of Work or as advised or directed by CORONADO.

5.2

Intellectual Property. Any product resulting from the Services performed or product improvement, inventions or discoveries, including new uses for product resulting from the Services performed and related patent rights which arise as a result of the Services performed by Service Provider (the “Intellectual Property”) will be owned solely and exclusively by and assigned to CORONADO. Service Provider will, at CORONADO’s cost and expense, make reasonable commercial business efforts to cooperate with and assist CORONADO or its nominees in all reasonable ways and at all reasonable times, including, but not limited to, testifying in all legal proceedings, signing all lawful papers and in general performing all lawful acts reasonably necessary or proper, to aid CORONA DO in obtaining, maintaining, defending and enforcing all lawful patent, copyright, trade secret, know-how and the like in the United States and elsewhere for Intellectual Property. Notwithstanding the preceding, any process or process improvement, inventions or discoveries, including related patent rights, made by Service Provider which Service Provider utilizes in connection with services provided to its clients, in general, including in connection with the Services provided to CORONADO (“Service Provider Intellectual Property”) will be owned solely and exclusively by Service Provider and not be assigned to CORONADO. However, Service Provider hereby grants to

CORONADO a fully paid-up, irrevocable, worldwide license to use any Service Provider Intellectual Property for purposes of developing and commercializing products relating to the Services being provided hereunder. Any such process or process improvement, inventions or discoveries and related patent rights which are made jointly by the parties shall be owned jointly by the parties. Service Provider shall maintain such information and communications in confidence as Confidential Information. Nothing contained herein shall be construed to grant to Service Provider any rights to technology or any license to product resulting from the Services performed by Service Provider under the Agreement and each Statement of Work under any patent, copyright or trademark now or hereinafter in existence except for the limited purposes set forth herein. CORONADO will be free to use all Intellectual Property for any and all purposes. Service Provider will retain ownership of any pre-existing products, materials, tools, methodologies, technologies and Service Provider Intellectual Property (collectively, “Service Provider Technology”). Service Provider agrees not to incorporate any Service Provider Technology into Intellectual Property that would prevent CORONADO from using its Intellectual Property for any and all purposes.

5.3	Intentionally Omitted.

5.4	Records; Records Storage. Service Provider will maintain all written materials and all other data and documentation obtained or generated by Service Provider in the course of preparing for and providing Services hereunder, including all computerized records and files (the “Records”).

5.5	Record Retention. Upon written instruction of CORONADO and at CORONADO’s cost and expense (which will include reimbursing Service Provider for Service Provider’s time using an hourly fee for its employees or representatives equal to the then internal fully burdened costs to Service Provider for such employee or representative) all Records will, at CORONADO’s option either be (a) delivered to CORONADO or to its designee in such form as is then currently in the possession of Service Provider, (b) retained by Service Provider for a period of [*******] years, or as otherwise required under Applicable Law or regulation, or (c) disposed of, at the direction and written request of CORONADO, unless such Records are otherwise required to be stored or maintained by Service Provider as a matter of Applicable Law. In no event will Service Provider dispose of any such Records without first giving CORONADO [*******] days prior written notice of its intent to do so. Service Provider may, however, retain copies of any Records as Service Provider reasonably determines is necessary for regulatory or insurance purposes, subject to Service Provider’s obligation of confidentiality.

6.	Confidential Information. See Appendix C.

7.	Indemnification and Insurance. See Appendix C.

8.	Expiration and Termination.

8.1	Expiration. This Agreement will expire on the completion of all Services provided in the Statement(s) of Work executed by the parties. The Agreement may be extended by mutual agreement of the parties pursuant to a Statement of Work or earlier terminated in accordance with Section 8.2 or 8.3 below.

8.2	Termination by CORONADO.

(a)	If Service Provider is in default of its material obligations under the Master Contract Services Agreement or any Statement of Work (the Master Contract Services Agreement as it incorporates any one Statement of Work, is referred to herein as the “Applicable Services Agreement”), CORONADO shall promptly notify Service Provider, in writing, either by certified mail, return receipt requested or by a national overnight courier service (“Written Notice”) of such material default under the Applicable Services Agreement. Service Provider shall have a period of forty-five (45) days from the date of its receipt of the Written Notice relating to a particular Applicable Services Agreement within which to cure such default. If Service Provider shall fail to cure the default of such Applicable Services Agreement within the specified cure period, then the Applicable Services Agreement shall, at CORONADO’s option, terminate upon delivery to Service Provider of a Written Notice of termination. Upon Service Provider’s receipt of the termination notice of the Applicable Services Agreement, Service Provider shall comply with such notice to terminate all Services under the Applicable Services Agreement and use commercially reasonable efforts to reduce costs to the CORONADO.

(b)	CORONADO, at its option, may terminate any one or more Applicable Services Agreement without cause upon providing no less than sixty (60) days Written Notice to Service Provider of Service Provider’s intent to terminate one or more Applicable Services Agreement(s) with the termination date of the Applicable Services Agreement to occur on the last day of the month following the expiration of the sixty (60) day notice period set forth in the Written Notice terminating such Applicable Services Agreement.

8.3	Termination by Service Provider. If CORONADO is in default of any of its material obligations under any Applicable Services Agreement, Service Provider shall promptly notify CORONADO, in writing, by Written Notice of such default under the Applicable Services Agreement. CORONADO shall have a period of thirty (30) days from the date of receipt of such Written Notice of the default under the Applicable Services Agreement within which to cure such default. If CORONADO shall fail to cure the default of such Applicable Services Agreement within the specified cure period, then, at Service Provider’s option, Service Provider may terminate the Agreement or any or all of the Applicable Service Agreements upon delivery to CORONADO of a Written Notice of termination of the Agreement or, if applicable, the Applicable Services Agreement Service Provider is terminating.

8.4	Effect of Termination or Expiration.

(a)	In the event of termination of the Agreement or, if applicable, any Applicable Services Agreement, CORONADO shall pay for the Services performed and any costs and expenses incurred by Service Provider prior to the date of termination of the Agreement or, if applicable, the Applicable Services Agreement.

(b)	CORONADO shall pay for any costs, expenses and pass through costs and expenses which Service Provider is irrevocably obligated to pay after the termination of the Agreement or, if applicable, the Applicable Services Agreement, (provided such irrevocable obligations were incurred prior to its receipt of Written Notice of termination of the Agreement or, if applicable, the Applicable Services Agreement).

(c)

It is understood that the parties intend to discuss, pursuant to the provisions of this Section, any alleged default and its remediation as soon as it is known, and that such discussion shall not be a waiver of the right to terminate pursuant to this Agreement. For purposes of this Section 8: (i) a “default of its material obligations” shall be defined as a breach by a party that directly caused a significant delay or obstacle that prevented the non-breaching party from achieving a material goal or objective as contemplated under the Agreement or, if applicable, the Applicable Services Agreement, and shall also include a failure by CORONADO to pay Service Provider any amounts set forth in Section 4 and the related Statements of Work when due and (ii) no default that is caused or contributed to by the non-breaching party or Force Majeure shall constitute a “default of its material obligations”.

(d)	The Agreement may be automatically and immediately terminated by either party, upon providing Written Notice to the other party of the termination of the Agreement, if the other party has a liquidator, receiver, manager, receiver or administrator appointed, or ceases to continue trading or is unable to pay debts.

(e)	The termination of the Agreement or, if applicable, any Applicable Services Agreement, for any reason shall not relieve either party of its obligation to the other that expressly survive the termination of the Agreement or, if applicable, the Applicable Services Agreement.

(f)	Notwithstanding anything herein to the contrary, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE ENTITLED TO INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES ARISING IN CONNECTION WITH THE DEFAULT OR BREACH OF ANY OBLIGATION OF THE OTHER PARTY UNDER THE AGREEMENT OR ANY APPLICABLE SERVICES AGREEMENT, THE SCOPE OR ANY DOCUMENTS OR APPENDIXES RELATED THERETO.

9.	Miscellaneous.

9.1	Independent Contractor. All Services will be rendered by Service Provider as an independent contractor and this Agreement does not create an employer-employee relationship between CORONADO and Service Provider. Service Provider shall not in any way represent itself to be a partner or joint venturer of or with CORONADO.

9.2	Publicity. Neither party may use the other party’s name in any form of advertising, promotion or publicity, including press releases, without the prior written consent of the other party. This term does not restrict a party’s ability to use the other party’s name in filings with the Securities and Exchange Commission, FDA, any patent office, or other governmental or regulatory agencies, when required to do so.

9.3	Notices. Except where Written Notice is expressly required in the Agreement and Appendix C, all notices required or permitted under this Agreement must be written and sent to the address or facsimile number identified in this Agreement or a subsequent notice. All notices must be given (a) by personal delivery, with receipt acknowledged, (b) by facsimile followed by hard copy delivered by the methods under (c) or (d), (c) by prepaid certified or registered mail, return receipt requested, or (d) by prepaid recognized next business day delivery service. Notices will be effective upon receipt or as stated in the notice. Notices to CORONADO must be marked “Attention: Elizabeth Moore, SVP, Regulatory Affairs”. Notices to Service Provider must be marked “Attention: George S Goldberger, Chief Business Officer”.

9.4

Assignment. Neither this Agreement nor any Applicable Services Agreement may be assigned in whole or in part by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except CORONADO may assign this Agreement without Service Provider’s consent in the event of a merger, acquisition, or transfer of all of its assets related to this Agreement to a third party that is not an Affiliate of

CORONADO, provided further that such assignee, in the reasonable opinion of Service Provider has financial resources and financial strength comparable to CORONADO’s as of the Effective Date. Any attempt to assign this Agreement or any Applicable Services Agreement without such consent, where required, shall be void and of no effect subject to the limitations on assignment herein. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. No assignment will relieve either party of the performance of any accrued obligation that such party may then have under this Agreement.

9.5	Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to its subject matter, and supersedes all previous written or oral representations, agreements and understandings between CORONADO and Service Provider. In the event of any conflict, discrepancy, or inconsistency between this Agreement and any Statement of Work, the terms of the Statement of Work will control. The execution of a Statement of Work by one party which is not executed by the other party shall not be deemed an agreement or evidence against the party executing the Statement of Work as to the intent of the parties at the time of the first party’s execution of the Statement of Work.

9.6	No Modification. This Agreement and/or any Statement of Work may be changed only by a Statement of Work signed by authorized representatives of both parties.

9.7	Severability; Reformation. Each and every provision set forth in this Agreement is independent and severable from the others, and no restriction will be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be invalid or unenforceable in whole or in part. If any provision of this Agreement or any Statement of Work is invalid or unenforceable for any reason whatsoever, that provision will be appropriately limited and reformed to the maximum extent provided by applicable law. If the scope of any restriction contained herein is too broad to permit enforcement to its full extent, then such restriction will be enforced to the maximum extent permitted by law so as to be judged reasonable and enforceable.

9.8	Governing Law; Jurisdiction; Service of Process. The Agreement, the Quality Agreement and all Statement(s) of Work shall be governed by the laws of the State of New York, without reference to choice or conflict of law principles, otherwise applicable. The parties consent and agree that any legal action or proceeding against either party or any of their property with respect to any matter arising under or relating to this Agreement, the Quality Agreement and all Statements of Work may be brought in any court of the City and State of New York or any Federal Court of the United States of America located in the City and State of New York as Service Provider may elect. By execution and delivery of the Agreement, both CORONADO and Service Provider each hereby submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. By execution and delivery of the Agreement, both CORONADO and Service Provider further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, in the case of the Service Provider, to the attention of the Service Provider Contact at its address set forth at the beginning of the Agreement and, in the case of CORONADO, to the attention of the CORONADO Contact at its address set forth at the beginning of the Agreement. CORONADO and Service Provider each hereby irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement, the Quality Agreement and each Statement of Work, and each hereby further irrevocably waives any claim that the State of New York is not a convenient forum for any such suit, action or proceeding.

9.9	Waiver. No waiver of any term, provision or condition of this Agreement (whether by conduct or otherwise) in any one or more instances will be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement.

9.10	Counterparts. This Agreement and each Statement of Work may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument.

9.11	Headings. This Agreement contains headings only for convenience and the headings do not constitute or form a part of this Agreement, and should not be used in the construction of this Agreement.

9.12	WAIVER OF JURY TRIAL. SERVICE PROVIDER AND CORONADO WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT, THE QUALITY AGREEMENT AND EACH STATEMENT OF WORK. SERVICE PROVIDER AND CORONADO AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

CORONADO BIOSCIENCES, INC		PROGENITOR CELL THERAPY, LLC

By	/s/ Raymond J. Tesi	By	/s/ Robert A. Preti

Name	Raymond J. Tesi, M.D.	Name	Robert A. Preti, Ph.D.

Title:	President and CEO	Title	President and CSO

APPENDIX A

STATEMENT OF WORK NO.:             -PAO-

Project Title and Number: (CORONADO BIOSCIENCES)

THIS STATEMENT OF WORK (the “Statement of Work”) dated             , 20     (the “Statement of Work Effective Date”) is by and between Coronado BioSciences, INC (“CORONADO”) and Progenitor Cell Therapy, LLC (the “Service Provider”). Upon execution of this Statement of Work, the Statement of Work will incorporate by reference the Master Contract Services Agreement (the “Master Contract Services Agreement”) between CORONADO and Service Provider having an Effective Date of March     , 2010 (this Statement of Work as it incorporates by reference the Master Contract Services Agreement, the “Agreement”). Capitalized terms in this Statement of Work and not otherwise defined herein will have the same meaning as set forth in the Master Contract Services Agreement.

CORONADO hereby engages Service Provider to provide Services, as follows:

1.	Services. Service Provider will render to CORONADO the following Services:

Describe specific Service to be provided including all Deliverables.

2.	Materials. CORONADO will provide to Service Provider the following Materials for the Services:

Describe specific materials being provided by CORONADO.

3.	Completion. The Services will be completed as provided in this Statement of Work.

4.	Service Provider Project Leader. Name and Title

5.	CORONADO Contact. Name and Title

6.	Compensation. The Price due Service Provider for Services under for the Services described in this Statement of Work is set forth below.

7.	Other:

Except as modified by this Statement of Work, all other terms and conditions of the Agreement will apply to this Statement of Work.

This Statement of Work shall become effective when each of the parties have duly executed the same copy or counterpart copies of this Statement of Work and be deemed effective as of the Statement of Work Effective Date set forth above. Except as specifically amended and modified by this Statement of Work, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

CORONADO BIOSCIENCES, INC	PROGENITOR CELL THERAPY, LLC

By	By

Name	Name

Title:	Title:

APPENDIX B

DEFINITIONS

The following terms shall have the following meanings:

Affiliate	With respect to any person or entity, another person or entity that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person or entity specified.

Agreement	Has the meaning set forth in the opening paragraph of the Master Contract Services Agreement.

Applicable Laws	All laws, ordinances, rules, orders and regulations of any state, federal or local governmental or regulatory authority of the United States that governs the Services.

Applicable Services Agreement	Has the meaning set forth in Section 8.2(a) of the Master Contract Services Agreement.

Control	The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has the meaning correlative thereto.

Coronado	Has the meaning set forth in the opening paragraph of the Master Contract Services Agreement.

FDA	The United States Food and Drug Administration, or any successor agency thereto.

Force Majeure	Any cause beyond the reasonable control of the party in question which for the avoidance of doubt and without prejudice to the generality of the foregoing includes governmental actions, war, riots, terrorism, civil commotion, fire, flood, epidemic, labor disputes (excluding labor disputes involving the work force or any part thereof of the party in question), restraints or delays affecting shipping or carriers, and act of God.

GMP	Current Good Manufacturing Practice regulations, as set forth in the United States Code of Federal Regulations Title 21 (21 C.F.R. §§ 210 and 211), in effect as of the Effective Date.

Intellectual Property	Has the meaning set forth in Section 5.2 of the Master Contract Services Agreement.

Materials	Has the meaning set forth in Section 5.1 of the Master Contract Services Agreement.

Records	Has the meaning set forth in Section 5.4 of the Master Contract Services Agreement.

Service Provider	Has the meaning set forth in the opening paragraph of the Master Contract Services Agreement.

Service Provider Intellectual Property	Has the meaning set forth in Section 5.2 of the Master Contract Services Agreement.

Service Provider Personnel	Has the meaning set forth in Section 3.4 of the Master Contract Services Agreement.

Service Provider Technology	Has the meaning set forth in Section 5.2 of the Master Contract Services Agreement.

Services	Has the meaning set forth in the opening paragraph of the Master Contract Services Agreement.

Statement of Work	Has the meaning set forth in the opening paragraph of the Master Contract Services Agreement.

Written Notice	Has the meaning set forth in Section 8.2(a) of the Master Contract Services Agreement.

APPENDIX C

ADDITIONAL TERMS AND PROVISIONS

Reference is made to the Master Contract Services Agreement having an Effective Date as of April 1, 2010 (the “Master Contract Services Agreement”) between Progenitor Cell Therapy, LLC (“Service Provider”) and Coronado Biosciences, Inc. (“CORONADO”).

The parties agree that the terms and provisions set forth in this Appendix C supersede any contrary provisions contained in the Master Contract Services Agreement and in the event of a conflict between the terms and provisions of the Master Contract Services Agreement and the terms and provisions of this Appendix C (and except as may be set forth in any Statement of Work between the parties), the terms and provisions contained in this Appendix C shall control.

The parties agree that the terms and provisions of this Appendix C are incorporated by reference into the Master Contract Services Agreement as if such terms and provisions were set forth therein and that such terms and provisions of this Appendix C are an integral part of the Agreement (as defined in the Master Contract Services Agreement). Terms not defined in this Appendix C shall have the meaning provided for such term in Appendix B attached to the Master Contract Services Agreement which Appendix B is incorporated by reference into the Master Contract Services Agreement and is an integral part thereof.

1.	Quality Agreement.

(a) The parties agree that based upon the Services to be provided (as set forth in each particular Statement of Work), within [*******] days after Service Provider’s request for a Quality Agreement, the parties, using their best respective efforts, agree to negotiate and execute a Quality Agreement which shall be in form and substance reasonably satisfactory to each party. The Quality Agreement will define the responsibilities of the respective party for compliance with applicable GMP for the manufacture, storage and shipping services for the production of product resulting from the Services set forth in the applicable Statement of Work for clinical and/or commercial purposes. Service Provider is to be responsible for compliance with all applicable requirements while the product resulting from the Services described in the particular Statement of Work is under the direct control of the Service Provider and CORONADO is to be responsible for compliance with all applicable requirements while the product resulting from the Services described in such Statement of Work is under the direct control of CORONADO. The parties agree that the failure of the parties to execute a Quality Agreement will not be deemed a default under the Applicable Services Agreement nor will the failure to execute a Quality Agreement be the basis of a termination of this Agreement or any Applicable Services Agreement.

(b) Either Service Provider or CORONADO, as provided in the Quality Agreement, will bear the upfront costs of any investigation into the cause(s) for any Product Failure (as defined in the Quality Agreement) as required by the provisions of the Quality Agreement. If a Quality Agreement is not entered into between the parties, CORONADO shall be responsible for such costs. Following the investigation’s completion, the parties agree to retrospectively share the costs of such investigation in a manner equal to the share of responsibility the parties agree should be assigned to each party based on the investigation’s conclusions and to the extent either party, as applicable, can and does provide evidence of the costs of such investigation. If the parties cannot agree as to apportionment of the costs of the investigation, the parties, within [*******] days of the determination by either party that a resolution cannot be reached, shall appoint a third party that is not an Affiliate of either party, to whom they both agree, to review the results of the investigation and apportion liability for the costs of the investigation between the parties based on a root cause analysis. If the parties cannot agree upon a single third party, then each party shall appoint a third party that is not an Affiliate of either party and such third party shall appoint a third party that is not an Affiliate of either party. The three third parties shall review the results of the investigation and apportion liability for the costs of the investigation between the parties based on a root cause analysis. The parties agree to be bound by the third party(ies)’s ruling and to apportion the cost of the third party(ies) between the parties based on the same root cause analysis outlined above.

2. The parties agree that Section 4 (Compensation) contained in the Master Contract Services Agreement is deleted in its entirety and the below sections relating to Pricing and Payments are inserted in lieu thereof:

“4.	Pricing and Payments

4.1 Pricing. The amount to be charged by Service Provider for the Services described in a particular Statement of Work shall be set forth in such applicable Statement of Work (the “Price”). The Price shall become due after CORONADO’s receipt of the applicable invoice, all as specified in Section 4.2 below.

4.2 Invoices and Payment. Service Provider shall provide monthly invoices to CORONADO, in paper form, sent to the address set forth at the beginning of the Master Contract Services Agreement or to such other address as instructed by CORONADO in writing to the Service Provider. CORONADO agrees that all payments owed to Service Provider pursuant to the Agreement and in any Statement of Work are due no later than [*******] days after the due date (as the Price may be expressly set forth in any Statement of Work) or no later than [*******] days after the date of invoice (for all other costs and expenses). All payments due under the Agreement and any Statement of Work shall be made in United States Dollars. CORONADO acknowledges and agrees that CORONADO shall pay the Price expressly set forth in any Statement of Work at the times set forth in such Statement of Work.

4.3 Late Payments. In the event any payment due to Service Provider is not received by Service Provider when due under Section 4.2 above, the overdue amount shall incur a charge at the rate of [*******] percent ([*******]%) per month, or the maximum allowed by law, whichever is less; commencing from the date such payment was originally due until such payment is paid in full.

4.4 Reimbursable Expenses. Unless expressly set forth to the contrary in any Statement of Work, CORONADO will also reimburse Service Provider, and Service Provider will separately invoice CORONADO, for Service Provider’s reasonable out of pocket and pass through costs and expenses including, but not limited to, those relating to the following:

(i)	Costs of reagents and materials.

(ii)	Service related travel, accommodation and meal costs incurred by Service Provider and other person(s) or entity(ies) retained by Service Provider to perform Service Provider’s obligations pursuant the Agreement and each Statement of Work as reasonably determined by Service Provider, with such costs and expenses to be at the business class level.

(iii)	All applicable and actual foreign, federal, state and local taxes, including, without limitation, sales taxes, assessed on any aspect of the Services; excluding income taxes, franchise taxes or any other tax imposed on Service Provider’s net income by the United States or any political subdivision thereof.

(iv)	Costs associated with outside services, including, but not limited to [*******].

(v)	Costs associated with installing the technology and other software and items relating to the Services.

(vi)	Packaging & shipping costs for test samples to CORONADO or to a third party as instructed by the CORONADO.

(vii)	Costs associated with packing and shipping of product resulting from the Services to CORONADO designated clinical and/or storage sites.

(viii)	Costs associated with development and/or validation/qualification of assay methods and/or shipping methods.

(ix)	Costs associated with the development of the production record.

(x)	Costs associated with any stability trials for raw materials, starting material, intermediate products, final products and/or the costs of reagents used in the manufacture of product resulting from the Services.

(xi)	Costs associated with environmental monitoring or Service Provider facility cleaning beyond that currently executed by Service Provider.

(xii)	Except as expressly provided in any Statement of Work, costs associated with the preparation and submission of any Investigation New Drug application (“IND”) or sections of an IND to the FDA relating in any manner to the Services.

(xiii)	Costs of regulatory services beyond supplying information (if expressly provided in a Statement of Work) for the compilation of Phase II/Phase III IND CMC submissions.

(xiv)	Costs related to regulatory and quality services and interactions, including, but not limited to, costs of any additional qualification and or validation activities to address specific requests received from any regulatory authority, including the FDA following submission of regulatory documentation.

(xv)	Except as expressly provided in any Statement of Work, costs associated with assisting CORONADO with a regulatory submissions (including, but not limited to assisting with the completion of any BLA with the FDA) or providing validation reports (including any shipping validation which may be required in connection with any BLA submission.

(xvi)	Extension of the manufacturing campaign for the clinical trial beyond the estimated durations set forth in any Statement of Work, additional patients or dose cohorts. Should an extension of any duration of any Stage set forth in a Statement of Work occur, then the costs, if any, associated such extension, including, without limitation, any additional manufacturing facility suite operations and other costs shall be addressed in an appropriate Statement of Work.

(xvii)	Costs that may be associated with the technology transfer of the developed processes and procedures resulting from the Services to any GMP manufacturing facility/organization as requested by CORONADO.

(xviii)	Costs of process and assay test method validation to the level required for further submission of the product and/or processes results to the FDA.

The parties agree that in connection with the costs set forth in Sections 4.4(i), (v) and (vi) above, a [*******] percent ([*******]%) handling fee will be added by the Service Provider to any invoice relating to such costs. Further, in connection with the costs and expenses covered by Section 4.4(ii) above, prior to such trips and related costs and expenses being incurred, Service Provider will contact CORONADO (either verbally or in writing) and obtain CORONADO’s consent, in writing, to the proposed trip(s) to be made.

4.5 Costs of Disposal. Either Service Provider or CORONADO will be responsible for the costs of disposal of any product resulting from the Services as may be required by the provisions of the applicable Quality Agreement. If a Quality Agreement is not entered into between the parties, CORONADO shall be responsible for such costs.

4.6 COLA. CORONADO expressly understands and agrees that all payments and fees (whether pursuant to the Agreement, any Statement of Work, the Quality Agreement or in any other document executed between the parties) payable by CORONADO to Service Provider after January 1, 2011 are subject to a cost of living adjustment (“COLA”) effective [*******] and each successive [*******] (each, a “Determination Date”). The COLA calculation will be equal to the [*******] for a base [*******] which shall be deemed the [*******] period immediately preceding the Determination Date and each anniversary thereafter. Upon the occurrence of a price adjustment as a result of COLA as of a Determination Date, Service Provider will notify CORONADO, in writing of the COLA adjustments (including the calculation thereof) and the resultant changes, if any, in the various payments and fees payable by CORONADO to Service Provider. Such written notification by Service Provider to CORONADO will be binding and enforceable against CORONADO absent manifest error and such written notice of the COLA adjustments will be deemed a Statement of Work without any additional action on the part of either party.”

3. The parties agree that Section 6 (Confidential Information) contained in the Master Contract Services Agreement is deleted in its entirety and the below sections relating to Confidential Information (as defined below) are inserted in lieu thereof:

“6.	Confidential Information.

6.1 Definition. The term “Confidential Information” shall mean any information received by one party (the “Receiving Party”) from the other party (the “Disclosing Party”) that is identified as being proprietary or confidential to the Disclosing Party or which might permit the Disclosing Party or its customers to obtain a competitive advantage over those who do not have access to the information, including without limitation each party’s technology and documentation, technical information and customer lists. Confidential Information shall not include information which (a) is or becomes a part of the public domain through no act or omission of the Receiving Party, (b) is or was in the Receiving Party’s lawful possession prior to the disclosure by the Disclosing Party, (c) is disclosed to the Receiving Party by a Third Party entitled to disclose such Confidential Information, or (d) was independently developed by the Receiving Party without use of or access or reference to the Confidential Information of the Disclosing Party.

6.2 Confidentiality Obligations. It is anticipated that each of the parties will disclose to the other party Confidential Information in the course of performing such parties’ obligations under the Agreement, including each Statement of Work. Notwithstanding anything to the contrary herein, Receiving Party may disclose the Confidential Information of the Disclosing Party to an Affiliate who is under similar obligations to keep such Confidential Information confidential and to the extent required by law. If such disclosure is requested by legal process, the Receiving Party will make commercially reasonable efforts to notify the Disclosing Party of this request to disclose Confidential Information prior to any disclosure in order to permit the Disclosing Party to oppose such disclosure, at the sole cost and expense of the Disclosing Party, by appropriate legal action. If as a result of the application of the preceding sentence, Service Provider becomes obligated to provide testimony or records regarding any aspects of the Services in any legal or administrative proceeding, then CORONADO shall reimburse Service Provider all of Service Provider’s costs and expenses related thereto plus an hourly fee for Service Provider’s employees or representatives equal to the then internal fully burdened costs to Service Provider of such employee or representative.

6.3 Non-Disclosure and Limitation of Use. Except as provided in Section 6.1, Receiving Party shall not disclose the Disclosing Party’s Confidential Information, except to its employees or agents in accordance with Section 6 and shall take at least the same precautions to protect the confidentiality of the Disclosing Party’s Confidential Information as it takes to protect its own Confidential Information, but in no event less than commercially reasonable precautions. Receiving Party shall not remove any trademark, copyright, restricted rights, limited rights, proprietary rights or confidentiality notices included in or affixed to the Disclosing Party’s Confidential Information and shall reproduce all such notices on any copies of the Disclosing Party’s Confidential Information made in accordance with this Agreement. Receiving Party may use the Disclosing Party’s Confidential Information only to the extent reasonably necessary to carry out its obligations under this Agreement.

6.4 No Rights Granted. The disclosure of Confidential Information by the Disclosing Party hereunder shall not be construed as a grant to the Receiving Party of any ownership or other proprietary right or interest in such Confidential Information, except as set forth in the Agreement. The Receiving Party shall not acquire any title, ownership, or other intellectual property rights or license from the Disclosing Party to any Confidential Information of the Disclosing Party by virtue of such disclosure.

6.5 Return of Confidential Information. Upon expiration or termination of the Agreement for any reason, the Receiving Party shall (a) immediately cease using any of the Confidential Information of the Disclosing Party, and (b) at the written request of Disclosing Party, which notice shall specify the subject Confidential Information, promptly, at Receiving Party’s cost and expense, return to the Disclosing Party all tangible embodiments of Disclosing Party’s Confidential Information. Notwithstanding anything to the contrary herein, Receiving Party may retain secure copy(ies) of Confidential Information of the Disclosing Party solely for the purpose of determining its obligations hereunder. The confidentiality and non-use obligations of each Receiving Party under this Agreement shall continue in effect for a period of [*******] year after the expiration or termination of this Agreement. Notwithstanding the preceding, nothing shall prohibit the Receiving Party from summarizing the terms of this Agreement, or from filing this Agreement as an exhibit, in documents the Receiving Party is required to file with any Governmental Agency, including, but not limited to, the Securities and Exchange Commission; provided that such disclosure shall be only to the extent required to comply with applicable Laws, and provided further: (i) that the Receiving Party shall provide a copy of the proposed disclosure to the Disclosing Party at least [*******] days in advance of such disclosure; and (ii) the parties shall mutually agree to the content of such disclosure.

6.6 Irreparable Injury. The Receiving Party agrees that money damages would not be a sufficient remedy for any breach of the confidentiality obligations set forth in Section 6 and that, in addition to all other remedies, Disclosing Party will be entitled to seek injunctive or other equitable relief as a remedy for any such breach by the Receiving Party without having to post a bond.”

4. Representations by CORONADO. CORONADO makes the following representations, warranties and covenants to Service Provider:

(a) CORONADO is and will remain a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b) The execution and delivery of the Agreement (and all appendixes thereto) and each Statement of Work has been and will be authorized by all requisite corporate action. The Agreement (and all appendixes thereto) and each Statement of Work is and will remain a valid and binding obligation of CORONADO, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

(c) CORONADO is and will be under no contractual or other obligation or restriction that is inconsistent with CORONADO’s execution or performance of the Agreement (together with all appendixes attached thereto) and any Statement of Work.

(d) CORONADO shall perform its obligations under the Agreement and each Statement of Work and each Quality Agreement in a professional and workmanlike manner with due care and will fully cooperate with reasonable requests of Service Provider, at Service Provider’s cost and expense, in connection with Service Provider’s performance of the Services.

(e) CORONADO shall obtain and maintain all necessary permits, licenses and authorizations as required under the Agreement, any Statement of Work and all Applicable Laws with respect to the manufacture of product pursuant to the Services described in a particular Statement of Work and human clinical use of such product.

(f) Neither CORONADO nor any employees of CORONADO shall be, at the time of performance of any activity hereunder: (a) disqualified or debarred by the FDA or any other regulatory agency for any purpose; or (b) charged with or convicted under United States Federal law or foreign counterpart thereof, for conduct relating to the development or approval, or otherwise relating to the regulation, manufacture, research or development of biological products.

(g) In performing any of its work or carrying out its obligations under the Agreement and any Statement of Work, CORONADO: (a) shall not knowingly infringe upon any United States or foreign copyright, patent, trademark, trade secret or other proprietary right, or misappropriate any trade secret of any third party in any manner that would cause any liability, loss or damage to Service Provider; and (b) has neither assigned nor otherwise entered into any agreement by which it purports to assign or transfer any right, title or interest to any technology or intellectual property right that would conflict with its obligations under this Agreement and any Statement of Work.

(h) To the best of Coronado’s knowledge, all materials, reagents and other product required for the processes relating to the Services can be sourced and are of a grade/nature/origin acceptable for GMP use and for human administration according to all Applicable Laws (including current FDA regulations) and Service Provider’s standards that are disclosed, in writing, to CORONADO.

5. The parties agree that Section 7 (Indemnification and Insurance ) contained in the Master Contract Services Agreement is deleted in its entirety and the below sections relating to Pricing and Payments are inserted in lieu thereof:

“7.	Indemnification and Insurance.

7.1 Indemnification by Service Provider. Service Provider shall indemnify, defend and hold harmless CORONADO and CORONADO’s agents, servants, directors, officers and employees (collectively, “CORONADO’s Agents”) from and against any and all claims, damages, losses, expenses, and liabilities of any nature whatsoever, including reasonable attorney’s fees and disbursements (collectively, “Claims”), incurred, caused, based upon, arising out of or resulting from or failure to perform, or misrepresentation with respect to, any of the terms, covenants or conditions of the Agreement and each Statement of Work, except to the extent incurred, caused or occasioned by, in connection with or arising out of the acts or omissions of CORONADO and/or CORONADO’s Agents including, but not limited to, CORONADO’s violation or failure to perform, or misrepresentation with respect to, any of the terms, covenants or conditions of the Agreement and each Statement of Work. In the event that a Claim arises in whole or in part from CORONADO’s and/or CORONADO’s Agents negligence, gross negligence or intentional misconduct or inaction, then the amount of the Claim that Service Provider shall indemnify CORONADO or, if applicable, CORONADO’s Agents pursuant to this Section 7.1 shall be reduced by an amount in proportion to the percentage of CORONADO’s and/or CORONADO’s Agents’ responsibilities for such Claim as determined by a court of competent jurisdiction in a final and non-appealable decision or in a binding settlement between the parties. Nothing in this Agreement or in any Statement of Work shall be deemed to require Service Provider to indemnify CORONADO or CORONADO’s Agents for or with respect to any bodily injury caused by any product resulting from the Services. CORONADO hereby acknowledges that it has exclusive control and decision making authority with respect to: (i) the specifications that govern the manufacture and use of the any product resulting from the Services; and (ii) specifications that govern the manufacture, packaging and distribution of product resulting from the Services. CORONADO further acknowledges that Service Provider has no control over the “use” of any product resulting from the Services after being shipped by Service Provider in accordance with the Agreement and any Statement of Work.

7.2 Indemnification by CORONADO. CORONADO shall indemnity, defend, and hold harmless Service Provider and Service Provider’s agents, servants, directors, officers, managers, members and employees (collectively, “Service Provider’s Agents”) from and against any and all Claims incurred, caused, based upon, arising out of or resulting from: (i) the use of any products resulting from the Services, including the product’s use in the treatment of human subjects; (ii) personal injury to a participant in any clinical trial using any product resulting from the Services or personal injury to any Service Provider Agent directly or indirectly caused by materials, reagents and/or blood related product required for the Services (collectively, “Raw Materials”); (iii) Service Provider’s performance of or involvement with Raw Materials or Service Provider’s obligations under the Agreement and each Statement of Work; (iv) Service Provider’s performance of the Services violating or infringing on the patents, trademarks, trade names, service marks or copyrights of any third party with respect to the Services and/or the process to manufacture product resulting from the Services, product intermediates or the Raw Materials; (v) the harmful or otherwise unsafe effect of the Raw Materials or the product resulting from the Services, including without limitation, a Claim based upon CORONADO or any other person’s use, consumption, sale, distribution or marketing of any substance, including the Raw Materials or the product resulting from the Services; (vi) any acts or omissions of CORONADO and/or CORONADO’s Agents, including, but not limited to, CORONADO’s or CORONADO’s Agents’ violation or failure to perform, or misrepresentation with respect to, any of the terms, covenants or conditions of the Agreement and any Statement of Work, except to the extent incurred, caused or occasioned by, in connection with or arising out of the acts or omissions of Service Provider and/or Service Provider’s Agents including, but not limited to, Service

Provider’s violation or failure to perform, or misrepresentation with respect to, any of the terms, covenants or conditions of the Agreement and any Statement of Work. In the event that a Claim arises in whole or in part from Service Provider’s and/or Service Provider’s Agents’ negligence, gross negligence or intentional misconduct or inaction, then the amount of the Claim that CORONADO shall indemnify Service Provider or, if applicable, Service Provider’s Agents pursuant to this Section 7.2 shall be reduced by an amount in proportion to the percentage of Service Provider’s and/or Service Provider’s Agents’ responsibilities for such Claim as determined by a court of competent jurisdiction in a final and non-appealable decision or in a binding settlement between the parties.

7.3 Notification of Claim. Upon receipt of notice of any Claim which may give rise to a right of indemnity from the other party hereto, the party seeking indemnification (the “Indemnified Party”) shall give written notice thereof to the other party, (the “Indemnifying Party”) with a Claim for indemnity. Such Claim for indemnity shall indicate the nature of the Claim and the basis therefore. Promptly after a claim is made for which the Indemnified Party seeks indemnity, the Indemnified Party shall permit the Indemnifying Party, at its option and expense, to assume the complete defense of such Claim, provided that; (i) the Indemnified Party will have the right to participate in the defense of any such Claim at its own cost and expense; (ii) the Indemnifying Party will conduct the defense of any such Claim with due regard for the business interests and potential related liabilities of the Indemnified Party; and (iii) the Indemnifying Party will, prior to making any settlement, notify the Indemnified Party, in writing, of such settlement offer and subsequently consult with the Indemnified Party as to the terms of such settlement. The Indemnified Party shall have the right, at its election, to release and hold harmless the Indemnifying Party from its obligations hereunder with respect to such Claim and assume the complete defense of the same in return for payment by the Indemnifying Party to the Indemnified Party of the amount of the Indemnifying Party’s settlement offer. The Indemnifying Party will not, in defense of any such Claim, except with the consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect thereof. After notice to the Indemnified Party of the Indemnifying Party’s election to assume the defense of such Claim, the Indemnifying Party shall be liable to the Indemnified Party for such legal or other reasonable expenses subsequently incurred by the Indemnified Party in connection with the defense thereof at the request of the Indemnifying Party. As to those Claims with respect to which the Indemnifying Party does not elect to assume control of the defense, the Indemnified Party will have the sole and exclusive right to settle or otherwise dispose of any of the same without the consent of the Indemnifying Party.

7.3 Survival; Limitation of Liability. Each party’s indemnification obligations to the other party shall survive the expiration or earlier termination of the Applicable Services Agreement. Notwithstanding anything in this Section 7.3 or the Applicable Services Agreement to the contrary, Service Provider’s liability to CORONADO pursuant to Section 7 shall not, under any circumstance, exceed an amount equal to the total of all payments actually paid by CORONADO to Service Provider for Services provided by Service Provider pursuant to any Statement of Work (the maximum amount shall exclude all reimbursable amounts described in Section 4.4 as set forth in Appendix C to the Agreement). Further, in no event shall either party be liable to the other for any special damages of any nature whatsoever, including, but not limited to, liability for special, indirect, punitive, exemplary or consequential damages (including damages relating to lost profits, lost business or lost savings), even if a party has been advised of the possibility of and/or incurred such damages.

7.4	Insurance.

A. Each party shall, at all times during the period of the Agreement, obtain and maintain fully paid insurance coverage with limits no less than:

i)	Comprehensive General Liability (including coverage for bodily injury and property damage) with limits no less than [*******] Dollars ($[*******]) aggregate, per occurrence; and

ii)	In the case of the Service Provider, Workers Compensation with limits no less than the minimum statutory amounts under Applicable Laws.

B. Service Provider shall, at all times during the period of the Agreement, obtain and maintain Professional Liability insurance coverage with limits no less than [*******] Dollars ($[*******]) per occurrence.

C. CORONADO shall, immediately prior to the initiation of any human clinical trials using product resulting from the Services, and at all times afterward for the duration of the Agreement, and for a period of [*******] years following the termination or earlier expiration of the Agreement, obtain and maintain Product Liability insurance coverage (“clinical trial insurance”) with limits no less than the greater of (i) [*******] ($[*******]) dollars per occurrence and (ii) or an amount, as reasonably determined by CORONADO which is appropriate for the size and scope of the human clinical trials CORONADO intends to engage in, taking into account the number of patients and nature of the human trial.

D. Each party shall furnish to the other a certificate of such insurance evidencing the required policies of insurance set forth above, which certificate shall provide that no such policy shall be materially altered, amended or cancelled without providing the other party with at least [*******] days prior written notice of such change and be in form and substance (including deductible amounts) reasonably satisfactory to such other party.

6. The parties agree that Service Provider shall provide the required personnel and support necessary to perform the Services at one or more of Service Provider’s facilities located in the United States, as determined solely by Service Provider. Service Provider shall perform the Services as provided in the Agreement and each Statement of Work and each Quality Agreement. Notwithstanding the previous sentence, CORONADO recognizes and agrees that the completion of Services, the timelines and cost figures set forth in the Agreement and each Statement of Work are estimates made by Service Provider in its commercially reasonable determination and that the same may be affected by third parties not directly controlled by Service Provider.

7. Service Provider and CORONADO each acknowledges and agrees to the other that because the Services to be performed is by its nature developmental, Service Provider can only assure compliance with CORONADO’s specifications as outlined in the Agreement, each Statement of Work and the applicable Quality Agreement and Service Provider EXPRESSLY MAKES NO WARRANTY OR GUARANTY WHATSOEVER REGARDING THE ACHIEVEMENT OF A SUCCESSFUL OUTCOME FOR THE PROGRAM RESULTING FROM THE SERVICES.

8.	DISCLAIMERS:

(a)	DISCLAIMER BY SERVICE PROVIDER. SERVICE PROVIDER DOES NOT WARRANT THAT ANY PRODUCT RESULTING FROM THE SERVICES PERFORMED WILL BE SAFE OR EFFICACIOUS OR THAT ANY FDA SUBMISSION PREPARED AS A RESULT OF PERFORMING THE SERVICES WILL SATISFY ALL THE REQUIREMENTS OF ANY REGULATORY AGENCY AT THE TIME OF SUBMISSION.

(b)	DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED IN THE AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO THE SERVICES OR OBLIGATIONS TO BE SUPPLIED BY SUCH PARTY HEREUNDER AND BOTH PARTIES SPECIFICALLY DISCLAIM ALL EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICES, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR NONINFRINGEMENT, OR ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

9. Prospective Events. For purposes of this Section, the following terms shall have the meanings given to them as set forth below:

(a)	“Prospective Illegality” means any foreign, state or federal statute or common law, or foreign, state or federal administrative agency rule, guidance or directive now existing or enacted or promulgated or re-interpreted after the Effective Date of this Agreement that is interpreted by judicial decision, a regulatory agency or legal counsel (in the case of legal counsel pursuant to a legal opinion reasonably acceptable to the receiving party from legal counsel reasonably acceptable to the receiving party and addressed to such receiving party) in such manner as to result in the conclusion that any act or service required of Service Provider or CORONADO under the Agreement or any Statement of Work is in violation of such law, rule, guidance or directive.

(b)	“Prospective Cost Increase” means either the (a) occurrence of an event outside the control of Service Provider, including, without limitation, any Force Majeure event or (b) the enactment of a foreign, state or federal statute, common law, foreign, state or federal administrative agency rule, guidance or directive or amendment thereof, in any case, after the Effective Date of the Agreement as to which compliance by Service Provider with the terms and provisions of the Agreement or any Statement of Work imposes an extraordinary and unanticipated financial burden that is generally applicable to all providers of cell processing services.

(c)	Effect of a Prospective Illegality. In the event of a Prospective Illegality, CORONADO and Service Provider shall promptly negotiate in good faith a Statement of Work to the Agreement and any applicable, Statement of Work as necessary to address such Prospective Illegality. Pending agreement on the appropriate amendment, either CORONADO or Service Provider, on [*******] days Written Notice to the other, may cease to perform a questioned act; provided, however, that the Agreement will nevertheless be performed by both CORONADO and Service Provider to the extent possible.

(d)

Effect of a Prospective Cost Increase. In the event of a Prospective Cost Increase, CORONADO and Service Provider shall negotiate in good faith a Statement of Work to the payment terms of the applicable Statement of Work to address such cost increase. To the maximum extent possible, any such Statement of Work agreed to pursuant to this Section 9 of Appendix C shall preserve the primary benefits sought to be achieved by this Agreement and the underlying economic and financial arrangements between the parties. If Client and PCT agree that the primary benefits sought to be achieved by this Agreement cannot be achieved through an appropriate Statement of Work, then this Agreement, unless an earlier date is agreed to by both parties, will be automatically terminated on the last day of the month which first occurs on or after [*******] days after Written Notice by either party to the Point of Contract of the other party referring to this Section 9 of Appendix C as the basis of the Termination of this Agreement. A termination of this Agreement pursuant to this Section 9(d) of Appendix C shall be deemed a termination by the CORONADO without cause pursuant to Section 8.2(b) of the Agreement and the balance of the terms and provisions of Section 8 of the Agreement shall be applicable.

10. Force Majeure. Either party shall be excused from performing its respective obligations under the Agreement and any Statement of Work if its performance is delayed or prevented by Force Majeure, provided that such performance shall be excused only to the extent of and during such disability. Any time specified for completion of performance in the Services falling due during or subsequent to the occurrence of any Force Majeure event shall be automatically extended for a period of time to recover from such disability. Service Provider will promptly notify CORONADO if, by reason of any Force Majeure event Service Provider is unable to meet any such time for performance specified in the Services. If any portion of the Services is invalid as a result of such disability, Service Provider will, upon written request from CORONADO, but at CORONADO’s sole cost and expense, repeat that portion of the Services affected by the disability. If Service Provider is likely to be unable to perform for a period in excess of [*******] days, then the parties agree to negotiate in good faith a mutually satisfactory approach to resolve the delay resulting from this Force Majeure. If the parties cannot reach a mutually satisfactory approach within such [*******] day period, then CORONADO shall be entitled to terminate the Agreement without payment of any damages pursuant to Section 8 of this Agreement.